Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 24, 2010, with respect to the financial statements of Digital Link II, LLC included in Form 10-K/A and incorporated by reference in the Registration Statements on Form S-8 No. 333-153408, No. 333-139177, No. 333-116739, No. 333-03849 and No. 333-169115 of Ballantyne Strong, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

August 17, 2012